CORPORATE PARTICIPANTS
 Tripp Sullivan
Corporate Communications, Inc.

 Ray Harlin
 U.S. Xpress Enterprises, Inc. - CFO

 Max Fuller
 U.S. Xpress Enterprises, Inc. - Co-Chairman

 Jeff Wardeberg
 U.S. Xpress Enterprises, Inc. - COO

 Pat Quinn
 U.S. Xpress Enterprises, Inc. - Co-Chairman

CONFERENCE CALL PARTICIPANTS
 Rob Harley
 Bear Stearns - Analyst

 Daniel Moore
 Morgan, Keegan & Co. - Analyst

 John Larkin
 Legg Mason - Analyst

 Tom Albrecht
 Stephens, Inc. - Analyst

 Nick Farwell
 Arbor Group - Analyst

 Michael Meyer
 AF Capital - Analyst

 PRESENTATION

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Operator

 Good  day  everyone,  and  thank  you for  your  patience.  We  would  like to  welcome  you to this  U.S.  Xpress
Enterprises,  Inc. conference call. As a reminder today's call is being recorded.  And now at this time for opening remarks  and  introductions  I  would  like  to  turn  the  conference  over to Mr.  Tripp  Sullivan  of  corporate communications. Please go ahead, sir.

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 Tripp Sullivan  - Corporate Communications, Inc.

 Good  morning.  Thank you for joining  this U.S.  Xpress  conference  call.  On the call today will be Max Fuller,
Co-Chairman,  Pat Quinn,  Co-Chairman,  Ray Harlin,  Chief Financial  Officer and Jeff  Wardeberg,  Chief Operating
Officer.  Before  we begin I would  like to  cover  the  Safe  Harbor  language.  Certain  statements  made in this conference call may be considered  forward-looking  statements within the meaning of section 21-E of the Securities
Exchange  Act of 1934 as amended and section 27-A of the  Securities  Act of 1933 as amended.  You should  consider carefully the risk and  uncertainties  described in our press release  issued this morning and various  disclosures and filings  with the  Securities  and Exchange  Commission.  We disclaim  any  obligation  to update or revise any forward-looking  statements  to reflect  actual  results or changes in the factors  affecting  the  forward-looking information. I will now turn the call over to Ray Harlin.

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Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 Thank you, Tripp. We announced  today that we anticipate  financial  results for the first quarter ended March 31,
2005 to be in the  range of a net loss of $0.11 to $0.14  per  share on  revenue  of  approximately  $270  million.
During the quarter we encountered a number of converging  factors which negatively  impacted our operating results.
In our truckload  operations we encountered a  softer-than-expected  seasonal trade  environment,  which  persisted throughout the quarter and which  negatively  impacted our rates and asset  utilization.  We expect our loaded rate per mile for the quarter to approximate $1.48 or 9.5% above the prior year quarter.

While the  year-over-year  increase was  significant,  it was less than we expected and  represented a greater drop from the fourth  quarter rates than we normally  would expect.  We believe that this is due in part to soft freight demand.  The  combination of  lower-than-expected  rates and demand  affected our total revenues and our ability to cover higher  operating  costs.  Fuel prices reached record levels during the quarter,  and we expect our price for fuel will be 30% higher this  quarter  versus the prior year  quarter.  We estimate the impact of these higher fuel costs,  net of the impact of fuel  surcharges  will negatively  impact our truckload  operating  income compared to prior year quarter by approximately $1.8 million or $0.06 per share.

Other than fuel, we anticipate the most significant increase in  quarter-over-quarter  costs to be driver pay which we expect to increase by 20% on a per mile basis due to driver pay increases  implemented  during 2004.  While this cost  increase  was known,  we expected it to be covered by higher rates and revenue than we now expect to achieve.
Historically  during the first  quarter,  we have had the ability to attract  drivers and add to our tractor fleet.
During the current  quarter we  encountered a very  challenging  market for drivers and owner  operators  despite a significant  driver pay increase  initiated  during the fourth  quarter.  As a result,  we  anticipate  our average seated  truck  count for the quarter  will be  approximately  100 lower than the average for the fourth  quarter of
2004.

We are working  diligently  to increase our seated truck count.  We expect that our Xpress Global  operations  will incur an operating  loss ranging from 2.7 to 3 million due primarily to losses  incurred in our  airport-to-airport operations.  As we disclosed  early in the quarter,  we have made several  significant  changes in  management  and initiated a number of actions to reduce  costs and improve  margins.  While we were  disappointed  in the  expected first-quarter  results,  we  anticipate  that  these  actions we have  taken and are  continuing  to take will help improve results in this business segment throughout the remainder of 2005.

As you are aware,  the first quarter has  historically  represented our most difficult  quarter due to a seasonable softer  freight  market  that can  affect  each of our  business  segments  and cause  higher  operating  expenses.
Typically the last three  quarters of the year  contribute a  disproportionate  share of our profits.  We currently anticipate the industry  fundamentals,  such as a strong  economy and tight capacity  should provide an environment conducive to improving our rates and asset utilization for the remainder of 2005.

We continue to pursue and have been  successful in achieving  meaningful  rate increases in connection with renewal of customer  contracts.  We continue to grow our expedited rail business and allocate our truckload  assets to more profitable business units such as our dedicated contract business.

Arnold  Transportation  in which we held a 49% equity interest since December 2004 is expected to experience strong revenue growth in the first quarter and to contribute  positively to our  first-quarter  results.  We will now open it up for any questions.

 QUESTION AND ANSWER

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Operator

Rob Harley (ph) with Bear Stearns.

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 Rob Harley  - Bear Stearns - Analyst

 I was wondering how does March capacity  compare and pricing  compare to January,  February?  What are your trends looking like, and do you have expectations for April and any insight into bookings there?

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Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 If you look at basically what has happened during the first quarter,  typically  somewhere around mid-February you will  actually see freight  volumes come up and you will also see rates come up somewhat in the last 6 weeks of the quarter.  This quarter we haven't seen that.  We haven't seen the volume  increase  like is pretty  typical  during that last 6 weeks,  nor have we seen the rates pop-up  during that  period.  We do think as we get deeper into this year the capacity  thing will tighten and some of the  customers  that may be diverting  freight to other  carriers will bring that freight back to U.S. Xpress.

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 Rob Harley  - Bear Stearns - Analyst

 Do you have any impact or any visibility yet into April?

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 Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

Hard to have much  visibility  into  April,  we  believe we will see a  stronger  freight  volume and we won't have
Easter in April that, although we had last year.

-------------------------------------------------------------------------------------------------------------------
 Rob Harley  - Bear Stearns - Analyst

 Do you think Good Friday at the end of the quarter is causing any impact?

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Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 It had a  definite  impact  because  we've lost the  equivalent  of  probably 2 to maybe 3 day's  worth of revenue between  last year that had the extra day of the 29th of February  and with  Easter  also in this year,  there is 2 to 3 days difference in billing for that period. Those 2 periods.

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 Rob Harley  - Bear Stearns - Analyst

 Okay.  Looking  at  the   airport-to-airport  and  the  Xpress  Global,  how  much  revenue  is  that  ,  is  your airport-to-airport?

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Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 We do not have the specific  breakdown of the breakdown at this point between  airport-to-airport  and carpet. The total revenue for that segment of our business would be about $41 million for the quarter.

-------------------------------------------------------------------------------------------------------------------
 Rob Harley  - Bear Stearns - Analyst

 Okay. And is that something you would possibly look for a strategic buyer if you continue to see losses there?

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Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 Well I think our goal is to get to the  point  where we don't  continue  to see  losses.  We've  seen  substantial improvement  in March over the two previous  months during the first  quarter,  and we're pretty excited about what we think can happen as we get deeper into the year.

-------------------------------------------------------------------------------------------------------------------
 Rob Harley  - Bear Stearns - Analyst

 Okay. Thanks for your  time guys.

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Operator

 Morgan Keegan, Daniel Moore.

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 Daniel Moore  - Morgan, Keegan & Co. - Analyst

Morning Guys.

 I wanted to spend a little  bit of time on the  demand  front  because I think  there is a little  bit of a deeper
theme  here.  Covenant  pre-announced,   said  demand  was  weaker  than  expected.   Yellow  pre-announced  upside
expectations  but said  business  levels were more or less flat or in line with a year ago,  which wasn't a stellar comment,  and now you all are saying that demand is weaker than expected.  Can you give us a sense for what's going on here?  Because it certainly sounds like the freight economy is decelerating or has  decelerated.  And that, from an analyst  perspective it begs the question if that's the case, what is going to change that and should  investors really be paying 18 times for the group given that sort of trend?

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Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 Dan, we try to look at the  different  markets,  the different  customers  trying to figure out is there a certain segment that is soft?  We can't see one segment  that's soft,  we just see  individual  customers.  When we look at geographic  markets we do see that the West Coast is quite a bit softer  than we  anticipated.  We see the  Pacific
Northwest just almost  totally dead.  And then we've seen Texas,  which during the third and fourth quarter of last year was  pretty  strong for us. It has been  pretty  soft.  The  Southeast  believe it or not has been  relatively strong.

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 Daniel Moore  - Morgan, Keegan & Co. - Analyst

What, I mean,  given the trend you've seen here over the last three  months,  can you give us any reason to believe that while yes,  seasonality  will  improve the supply  demand side of the  business  inherently,  what is going to allow you to in your view,  what sort of  environment  going to  develop  can  develop  that will allow you to post earnings growth over the next couple of quarters, guys?

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Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 Well, we think just sheer volume.  You know,  get through the calendar in the first quarter,  which  obviously has an effect.  The calendar in the second quarter  obviously has more positive effect.  But I also think that when you look at freight  volumes that  typically  move during that second quarter we will see the second quarter be quite a bit better.

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Ray Harlin- U.S. Xpress Enterprises, Inc. - CFO

Dan,  economic  activity,  I mean  indicators  still look pretty good. So we may just have a lull in freight demand right now.

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 Daniel Moore  - Morgan, Keegan & Co. - Analyst

 Yeah,  it is just that it seems to be going 3 months long.  Last question  here.  What about full year guidance at this point? Are you in a position to give us any sort of picture on the full year?

-------------------------------------------------------------------------------------------------------------------
 Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 We  continue to believe  that it will be a strong year as we go through the rest of the year.  I think the premise that we talked about in the fourth quarter given a reasonable  economy that we anticipate the  fundamentals  in the industry  to be good.  And we think  that this is kind of a  temporary  lull in  freight  demand  that we have good prospects  because the strategies of moving to dedicated  operations,  our dedicated  operations  continue to grow.
Our rail  expedited  continues  to become a bigger  piece.  Many of the  changes  we've  made we think will help to accelerate and improve our results as we go forward.

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Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 Dan,  part of the risk for the  balance  of the year is kind of the same  situation  that we saw  during the first quarter is fuel prices were  extremely  high during the first  quarter.  We didn't  anticipate  them being anywhere close to that figure  because we thought they were high enough during the fourth  quarter.  You know, and that does pose a little bit of a risk for the  balance of the year.  But we still think that we are pretty  comfortable  with the numbers on the Street.

-------------------------------------------------------------------------------------------------------------------
 Daniel Moore  - Morgan, Keegan & Co. - Analyst

 Fair enough. Thanks, guys.

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Operator

 John Larkin with Legg Mason.

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 John Larkin  - Legg Mason - Analyst

 Good morning Max, good morning,  Ray. Just a couple of questions  here. I guess the  intriguing  part of this past couple of weeks has been that really the two  carriers  that seem to have the more  pronounced  issues in the first quarter are those that  historically  have been in the longer haul East-West lanes and I was wondering if you could maybe share with us your thoughts as to why,  perhaps,  U.S.  Xpress and your  Chattanooga  neighbor  would be more seasonal  than  some  of the  other  carriers  that  are  involved  perhaps  in  shorter  haul,  more  regionalized transportation.

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 Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 I think if you look at the nature of the long haul business it is typically  imported goods or manufactured  goods going into a  distribution  center.  Every year first quarter is always  softer in that segment of the business.  I know  Covenant  has a big stake in that long haul market;  I also know that U.S.  Xpress does even though our stake is  probably  as a percent  less than  Covenant's.  But you're  always  going to see that  first  quarter be a much tougher  quarter  because of the nature of the business.  And that is one reason that U.S. Xpress several years ago said we needed to diversify  our business  into other  segments  like  dedicated,  like  regional and some of these other  things that we've done to kind of change that first  quarter  effect.  And  obviously we haven't made it far enough at this point to really do what we wanted to do. We are still working on it.

-------------------------------------------------------------------------------------------------------------------
 John Larkin  - Legg Mason - Analyst

 Is it fair enough to say that the softness  you  mentioned  earlier and  experienced  was really more  targeted on those longer haul lanes rather than your dedicated or regional operations?

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 Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 I think  that is true,  but we also saw the  California  what we call the I-5  regional,  it was still  relatively soft,  too, so this  appears to be more of a West Coast issue more so than what we would see on the eastern half of the nation.

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 John Larkin  - Legg Mason - Analyst

 Can we talk just a little  bit more  about  Xpress  Global  and maybe the  timetable  for the  turnaround  of that operation?  I know a lot of major changes were put into place during the quarter,  but from our  perspective  it is tough to see just how quickly that business might return to breakeven or profitability.

-------------------------------------------------------------------------------------------------------------------

 Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 I think that if you look at how much  headway  that we've made during the first  quarter and maybe it doesn't show in the  numbers,  but as we get into the  second  quarter  I think  that  you  will  see  some  pretty  substantial improvement.  I think in our last  conference call we basically said by midyear we would expect to see that company really  operating  like it should.  And then  probably  deeper into the  balance of the year  should  turn  clearly profitable.  And that is probably even more so on the air freight side because  carpet's a good contributor at this point.

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 John Larkin  - Legg Mason - Analyst

 So you're not making backing away from that earlier statement at all then?

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Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 I don't think we need to at this point.

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 John Larkin  - Legg Mason - Analyst

 Okay. Then just a couple of other questions on the driver  situation.  I think, if I'm not mistaken,  that you all took a couple of driver pay increases last year that totaled up to something on the order of 20%?

-------------------------------------------------------------------------------------------------------------------
 Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 Just right under 20%, yes.

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 John Larkin  - Legg Mason - Analyst

 A little  under 20 on average and I guess one would think that if there was some  elasticity  to the supply  curve that that would have been enough to put you in a position to at least equal last year's  seated truck  count..  Can you give us any kind of  insights  as to what you think  might be going on in the driver  market that would make it more difficult this year even though your compensation is quite a bit higher?

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Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 I think that part of it is  demographics.  You've got the driver age having an effect on the total market. I think you're  seeing  the LTLs,  be  somewhat  stronger  than  maybe they have in the past  years.  They are taking  more drivers.  You're  seeing  probably  more  private  fleets that are trying to grab the drivers they can to make sure they've  got  capacity on their own trucks.  And I think  there is almost a frenzy in the market for  everybody  to grab all the  drivers  that they can.  And I know some of our  competitors  have done what we think is some  pretty ridiculous  things like  sign-on  bonuses and stuff that are almost a little bit  extreme.  I guess that you know I guess in normal  times you don't  think  makes  sense  and  maybe  we've  been too slow to do some of those  really extreme things to help the driver situation.

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 John Larkin  - Legg Mason - Analyst

 Then just one final  question on the fuel  situation.  I know some of the other  carriers have had some success in modifying their fuel surcharges to account for a larger  percentage of the differential  between say your base fuel price or fuel cost of $1.10,  let's say and where we are today,  maybe $1 north of that.  How much success have you had in modifying your fuel surcharge, and is there more room there to do that?

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Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 We've had some success during the first quarter.  Unfortunately  a lot of our contracts come due in the second and third  quarters.  So that's  probably  where we will have more success.  And for the most part we are pushing for a ratio of 5 to 1, which in the past has been say 6 or 6.5 to 1,  which  didn't  cover full cost.  And I think that 5 to 1 gets us pretty close.

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 Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 John, that is a very high priority with our marketing people this year.

-------------------------------------------------------------------------------------------------------------------
 John Larkin  - Legg Mason - Analyst

 Okay. Thank you very much.

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Operator

 Michael Meyer with AF Capital.

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 Michael Meyer  - AF Capital - Analyst

 Actually  John just  really  covered one of the  questions  that I had on driver pay. I know you had said that you had an increase of 20% and you had expected  that to get passed  through with higher  rates.  Are you still finding reluctance in raising your rates to offset the cost of paying your drivers?

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Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 We still are having  pretty good success in raising the rates.  And like I said  earlier,  a lot of our  contracts come due in the  second  and  third  quarter.  And that is where  you  probably  see some of that  recovery  occur.
Obviously  it didn't occur  enough in the first  quarter,  but we are working with a lot of customers to push rates up to where we feel like we get a reasonable yield.

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Operator

 Stephens Investment Bank, Tom Albrecht.

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 Tom Albrecht  - Stephens, Inc. - Analyst

 I wanted to explore some things.  First off, I missed the first couple  minutes.  Maybe you commented on this, but can you talk about the month of March  because it sounds like things  have gotten  better,  but they are far from a
March that you would have  expected.  Maybe how much of a loss were you  looking at  entering  into March and maybe give us a sense as to how March is performing both for truckload and Xpress Global?

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Ray Harlin - U.S. Xpress Enterprises - CFO

 Max  mentioned  earlier Tom that we did not see as much  acceleration  in revenue  after say this February than we would normally see or historically we have seen. So March has been disappointing from a volume standpoint.

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 Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 And we usually see rates come up some during that same period which we did not see.

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Pat Quinn - U.S. Xpress Enterprises, Inc. - Co-Chairman

 And as you  understand a  significant  part of your profits are made in March during the first  quarter.  So March was a  disappointing  month  from a  volume  standpoint,  and we did not  see  that  rate  acceleration  from  that standpoint.

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 Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 Tom,  we  basically  saw March being  almost as flat as  February  which is very  uncharacteristic.  Usually  your profits in this  business  are made in the last 6 weeks of the quarter,  and because of the  flatness  that kind of sent us sideways.  But we are profitable -- we are  profitable in March,  and it just wasn't enough to overcome the beginning of the year.

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  Tom Albrecht  - Stephens, Inc. - Analyst

 Are you profitable in both truckload and XGS or only in truckload at this point during the month of March?

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Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 We  anticipate  to be  profitable  in -- we will be  profitable  in truckload  and we will be very close in Xpress
Global.

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 Tom Albrecht  - Stephens, Inc. - Analyst

 Okay. I guess  another  thing that is sort of  mystifying is that given how much your business mix has changed the last couple of years to have sort of these blanket  comments about softness given the distinct  businesses you have between dedicated  regional and Intermodal I guess is what is so surprising.  It would seem to me even though those are still not a majority of your business they are going to probably  exceed 50% of your revenues  later this year.
And I don't  understand  why you are not seeing maybe better  trends in the  regional or dedicated  markets  versus your traditional longer haul generic trucking.

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Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 We are seeing better  returns in the  Intermodal  product.  Also in our dedicated  product.  The regional side has been somewhat soft  partially  because of the I-5 corridor but then we've seen softness in the Midwest and a little bit in the Southeast  regional  operations.  But we have seen some real  positive  things happen both in Intermodal and in dedicated. We are seeing some pretty good growth in dedicated this period.

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 Tom Albrecht  - Stephens, Inc. - Analyst

 Okay. What would your average rate per mile be in the  neighborhood  of $1.48?  I'm trying to remember if you gave exact  guidance  coming off the fourth  quarter.  I know you said it would be lower than the $1.61,  but what would you have been looking for had the first quarter been more  closer to your expectations?

-------------------------------------------------------------------------------------------------------------------
Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 We would expect that in that $0.03 to $0.05 higher, probably.

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 Tom Albrecht  - Stephens, Inc. - Analyst

 I think in the  beginning -- this is just when I was getting in - you made some comment about  estimates.  You are comfortable  or you're not prepared to comment.  Can you clarify  what you said?  And then I have a question off of that.

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Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 I think,  Tom, what we said is we continue to believe the  fundamentals  are good in the industry;  that we expect to be in a position to continue to increase our rates.  In other words,  get that money that we talked about to see improved  utilization and therefore we still believe that we will have positive  results going forward,  that given the economy stays in good shape.

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Max Fuller  - U.S. Xpress Enterprises, Inc. - CFO

 We also said there is risk in fuel prices if they stay uncharacteristically high.

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 Tom Albrecht  - Stephens, Inc. - Analyst

 Right.  I guess I am sort of a big believer in the old adage that there is no such thing as one bad  quarter.  And probably  would've been willing to live with a more of a  disappointing  number if we could sort of blame it all on
XGS or more of the shortfall,  but even if XGS had been  profitable it looks like you still would have lost maybe a penny to $0.04,  $0.05 in the core trucking  business.  And that's surprising because your mix changes have been so positive,  and you only made $0.06 in the year ago period.  So I would've  thought that the improved mix might have offset some of that  softness.  So I guess my point is where we are at now in Q1 $0.11 to $0.14  loss,  your next 3 quarters a year ago were 30, 38, 42.  That just seems to be an awful big  stretch to quickly  get back there in one quarter.

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 Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 Tom if you look at part of the  effect of the  first  quarter  that $1.8  million  negative  effect of fuel  alone impacted  us during  that  quarter.  If fuel more  normalizes  in price,  then you will  probably  have some pretty sizeable improvement there. And typically as you get into the summer months and stuff, fuel prices do moderate.

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Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 The other thing,  Tom, as you know we have  significant  earnings  leverage.  And since we saw a flat rate, we saw volumes  that  were less than we  expected  and I don't  think  that will  continue.  For if our rates had been for example 1 penny higher in the quarter,  it would've  converted into around a million and a half in margin. So it is sensitive to rates.  We are putting rate increases,  freight  selection will improve as we go through the year, and freight  selection has a big impact on your average rate per mile.  So it wouldn't take a large  movement to make a difference.  We are focused on making that  happen.  So there  could be a lot of change -- it could  change  fairly quickly because of the earnings leverage that exists there.

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Pat Quinn - U.S. Xpress Enterprises, Inc. - Co-Chairman

 And by design,  Tom, in the first quarter it is more difficult to get  substantial  rate increases  simply because the shipping  community has more leverage.  We, as Max alluded to, more of our contracts come due in the second and third  quarter  by design  because,  quite  frankly,  it's at least a more level  playing  field,  if not  shifting advantage to our side.  It is a -- gives us a lot more  options in the first  quarter if you go in and try to raise increase, or increase rates by substantial numbers.

-------------------------------------------------------------------------------------------------------------------
 Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 I guess the other thing is seated trucks, 100 seated trucks make a big difference in the top line.

-------------------------------------------------------------------------------------------------------------------
 Tom Albrecht  - Stephens, Inc. - Analyst

 Right.

-------------------------------------------------------------------------------------------------------------------

 Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

So we are working on a number of facets,  including  seated  trucks,  continuing  the shift of the business that we started last year that had dramatic  impact last year in the second,  third and fourth  quarter,  looking at all of our cost items to put some  insurance  in those type of things in the mix. So we are -- we got a lot going in those regards.

-------------------------------------------------------------------------------------------------------------------

Tom Albrecht  - Stephens, Inc. - Analyst

 I guess on the unseated count  historically  Q1 has been an  opportunity  for fleets to fill their trucks a little bit better.  Sometimes  drivers do look around when their mileage is down, but it seems like the bigger fleets have tended to do a little  better  earlier in the year,  and then as things get busy later on the problem  becomes more pronounced.  And I am just  surprised  that it has  reversed  itself  this  year.  Do you have  another  pay  raise scheduled right now?

-------------------------------------------------------------------------------------------------------------------
Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 No, we do not. We think our pay is competitive;  we are taking a number of actions in the recruiting  area, and we have some dedicated  contracts  coming up that will allow us to add trucks in those areas. So we are doing a lot of things to get back the seated truck count.

-------------------------------------------------------------------------------------------------------------------
 Tom Albrecht  - Stephens, Inc. - Analyst

 Okay.  I guess the last  question is we all remember  1995 where  coming off a red hot freight year in '94,  first time people  carriers  were able to raise rates in '94 although  much less than in 2004, 2 to 3% back then.  How do we know that 2005 isn't going to mirror how '95 was where there was just a  tremendous  freight  slowdown  all year even though it wasn't a GDP recession?

-------------------------------------------------------------------------------------------------------------------
Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 Tom,  I guess if you know the answer to that,  then  you're in the wrong  business.  But I think that we can build some  insurance  into our  numbers by making  some moves,  moving  more  trucks  into  dedicated,  more trucks into segments that are somewhat less recessionary,  have less affected during the recession.  I really think that if you look at '95 we  probably  could  weather  1995 and not have as much  negativism  as what  most  fleets  would,  and especially as what a true long haul fleet would.

-------------------------------------------------------------------------------------------------------------------
 Pat Quinn  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 I think the other thing,  Tom, is that we're still seeing a lot of concern from the customer  base about  capacity trying to lock it up there.  They are  expecting  the shipper is still talking about a very strong year. So I don't see any talk other than the concern  again as we move into the year that how we are going to provide  enough trucks to keep the goods and services moving.

-------------------------------------------------------------------------------------------------------------------
 Tom Albrecht  - Stephens, Inc. - Analyst

 That has been my sense, too, but still this quarter has been surprising.

-------------------------------------------------------------------------------------------------------------------
 Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 Yes, I think it has, but I think for the rest of the year,  certainly,  our customers  are different  than '95 are very concerned about how to get good  and services to market later in the year.

-------------------------------------------------------------------------------------------------------------------
 Tom Albrecht  - Stephens, Inc. - Analyst

 I'll let someone else have the queue. Thanks, guys.

-------------------------------------------------------------------------------------------------------------------
Operator

Nick Farwell with Arbor Group.

-------------------------------------------------------------------------------------------------------------------
 Nick Farwell  - Arbor Group - Analyst

 Jeff, your timing is exquisite. At least they don't stick you with having to handle this entire conference call.

-------------------------------------------------------------------------------------------------------------------
 Jeff Wardeberg  - U.S. Xpress Enterprises, Inc. - COO

 It's a team effort, Nick.

-------------------------------------------------------------------------------------------------------------------
 Nick Farwell  - Arbor Group - Analyst

 I just had a few follow on questions,  if I may. I wanted to explore the softness in the West Coast.  I'm a little surprised  given the weather  patterns  out here  during the first  quarter and Union  Pacific  slowdown  that they experienced  due to several  washouts.  Are there any other  explanations  that would  help you  understand  either regional freight patterns and/or cross-country?

-------------------------------------------------------------------------------------------------------------------
Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 One thing is probably the Chinese New Year that slows down imports  coming from that region for  approximately  2,
2.5 weeks.  That has an effect each year,  and it is not always at the same time. So you never know how to plan for
it. The other one is if you look at freight going from Southern  California  into Northern  California it is fairly strong.  The freight  going back south is pretty  weak,  and  imbalance  really has a  tremendous  effect.  I'm not totally sure how to explain why the West Coast is softer than the rest of the nation,  but sometimes  they all seem to get there earlier than the rest of us.

-------------------------------------------------------------------------------------------------------------------
 Nick Farwell  - Arbor Group - Analyst

 Does the fact that the  gateways of Portland and Seattle,  I guess  especially  Seattle is as slow as you depicted it further  suggest  that the imports for  whatever  series of reason,  whether its Chinese New Years or  otherwise have been curtailed rather significantly? It's very surprising.

-------------------------------------------------------------------------------------------------------------------
Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 The customers  that we deal with that does a lot of imports  through  Seattle and L.A. Long Beach are - when we go down the list of the customers  that's where we are seeing  softness  from.  And that has us a little bit concerned because it doesn't  look like the amount of imports  coming into this  country are as strong as what it  definitely was in the third and fourth quarter, but maybe even somewhat even January February March of last year.

-------------------------------------------------------------------------------------------------------------------
 Nick Farwell  - Arbor Group - Analyst

 Have you seen any sort of notable  change,  either in ship arrivals or say business in the last couple of weeks? I realize  Easter is probably a little bit of a  difficultly,  but on a seasonal  basis but has there been any change at all?

-------------------------------------------------------------------------------------------------------------------
Pat Quinn - U.S. Xpress Enterprises, Inc. - Co-Chairman

 Not that we've seen. We have had some  customers,  Nick, that normally ship more in the first quarter tell us that they worked out some  inventory  issues  that were left over and  therefore  didn't have the orders  coming in. But they're still saying that it's coming, and that it will be a good year.

-------------------------------------------------------------------------------------------------------------------

 Nick Farwell  - Arbor Group - Analyst

 Max,  you made a comment  that March  results I believe it was you or Ray that made a comment  that March  results and Xpress -- I'm sorry logistics had shown rather  noticeable  improvements.  Is that true for  airport-to-airport as well as carpet?

-------------------------------------------------------------------------------------------------------------------
 Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 That is true for airport-to-airport.

-------------------------------------------------------------------------------------------------------------------

 Nick Farwell  - Arbor Group - Analyst

 And did carpet volumes for the full quarter,  not just for March but for the full quarter meet your  expectations, or was there some noticeable slowdown in say carpet volumes in January, February?

-------------------------------------------------------------------------------------------------------------------
 Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 Carpet was pretty strong throughout the whole quarter. That was a little bit of a surprise.

-------------------------------------------------------------------------------------------------------------------
Pat Quinn - U.S. Xpress Enterprises, Inc. - Co-Chairman

 I think it probably reflects the strong housing industry front.

-------------------------------------------------------------------------------------------------------------------
 Nick Farwell  - Arbor Group - Analyst

 I was just  wondering if maybe there was some shift there that  perhaps  precipitated  a greater than  anticipated loss in the logistics side of the business.

-------------------------------------------------------------------------------------------------------------------
Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

No. I don't think so.

-------------------------------------------------------------------------------------------------------------------
 Nick Farwell  - Arbor Group - Analyst

 Are you experiencing any recent improvement in driver retention and recruitment?

-------------------------------------------------------------------------------------------------------------------
Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 Retention  levels at U.S.  Xpress are probably the best they've been in 5 years.  I think with more recent numbers we've seen  figures  as low as  turnover  in the 65,  68% range,  which like I said are some of the best that we've seen in a long  time.  But the  flipside  of the  equation  is we should be able to add  drivers  easier  with that retention  level being at that point.  So, and we haven't  made it happen.  And that is part of the mission that we are on at this point.

-------------------------------------------------------------------------------------------------------------------
 Nick Farwell  - Arbor Group - Analyst

 Lastly I am  curious if you've  seen any recent  improvement,  either on a  regional  basis in the spot  brokerage markets.

-------------------------------------------------------------------------------------------------------------------

Jeff Wardeberg - U.S. Xpress Enterprises, Inc. - COO

 Not really.

-------------------------------------------------------------------------------------------------------------------
 Nick Farwell  - Arbor Group - Analyst

 Okay. Thank you very much. I appreciate it.

-------------------------------------------------------------------------------------------------------------------
Operator

 John Larkin with Legg Mason.

-------------------------------------------------------------------------------------------------------------------
 John Larkin  - Legg Mason - Analyst

 Gentlemen,  thanks for taking the follow-up here. You mentioned  earlier on in the conference call that Arnold was showing  quite a bit of  strength in the first  quarter,  as I recall that is  primarily  a regional  carrier  with operations in the Northeast to Southeast and Texas.  Would you  characterize  their strength as being  considerably stronger than what you are seeing in your regional operations? And if so, why do you think that is?

-------------------------------------------------------------------------------------------------------------------
Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 John, I think their  strength comes from they've got  incremental  capacity that they added since December of this year.  They've added over 100 trucks,  and that has driven their revenues up. I don't think that -- and I shouldn't speak for them,  but I don't think they would say it was strong as far as utilization  side of the business.  Their revenues growing primarily because of capacity and rate.

-------------------------------------------------------------------------------------------------------------------
 John Larkin  - Legg Mason - Analyst

 So the implication is they were able to seat those incremental 100 trucks relatively easily?

-------------------------------------------------------------------------------------------------------------------
Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 Yes.

-------------------------------------------------------------------------------------------------------------------
 John Larkin  - Legg Mason - Analyst

 Just out of curiosity how does their pay scale compare to yours?

-------------------------------------------------------------------------------------------------------------------
Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 They are just slightly below ours.

-------------------------------------------------------------------------------------------------------------------
 John Larkin  - Legg Mason - Analyst

 Okay.

-------------------------------------------------------------------------------------------------------------------
Max Fuller  - U.S. Xpress Enterprises, Inc. - Co-Chairman

 One big  difference is they have a bit  concentration  in Florida,  and for some reason that is where drivers want to live.

-------------------------------------------------------------------------------------------------------------------
 John Larkin  - Legg Mason - Analyst

 Okay.  That helps,  and any thoughts do you care to share with us on the timing of  exercising  your option on the remaining 51% you already own?

-------------------------------------------------------------------------------------------------------------------
Unidentified Company Representative

 We have no plans in the immediate future to do that.

-------------------------------------------------------------------------------------------------------------------
 John Larkin  - Legg Mason - Analyst

 Okay. Thank you.

-------------------------------------------------------------------------------------------------------------------

Operator

 Daniel Moore, Morgan Keegan.

-------------------------------------------------------------------------------------------------------------------
 Daniel Moore  - Morgan, Keegan & Co. - Analyst

 Just curious on the insurance  line. Can you give us any sense of how accident  frequency and severity has trended through the quarter?

-------------------------------------------------------------------------------------------------------------------
 Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 It has been a normal quarter. Shouldn't be any unusual costs related to insurance.

-------------------------------------------------------------------------------------------------------------------
 Daniel Moore  - Morgan, Keegan & Co. - Analyst

 Okay,  and I'm going to delve down a little bit deeper here on the  second-quarter  earnings  and ask if you would care to give us any sort of guidance for the second quarter, maybe not so much the full year, but.

-------------------------------------------------------------------------------------------------------------------
 Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 Dan, I think we would  prefer to get this quarter over with and maybe  address that issue at the  conference  call related to the quarterly press release.

-------------------------------------------------------------------------------------------------------------------
 Daniel Moore  - Morgan, Keegan & Co. - Analyst

 Okay. Thanks, guys.

-------------------------------------------------------------------------------------------------------------------
Operator

 Gentlemen,  there are no further  questions in our queue at this time. Mr. Harlin I will turn the conference  back over to you for any additional or closing remarks.

-------------------------------------------------------------------------------------------------------------------
 Ray Harlin  - U.S. Xpress Enterprises, Inc. - CFO

 Thank you for your participation.

-------------------------------------------------------------------------------------------------------------------
Operator

 That does conclude today's conference call. Again, thank you for your participation.